UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 561-362-2393

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 13, 2016, Ominto, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (“Lani Pixels Agreement”) with Lani Pixels A/S (“Lani Pixels”), pursuant to which Lani Pixels purchased one million two hundred eighty-five thousand seven hundred fourteen (1,285,714) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a per share purchase price of $3.50, and in exchange therefor, Lani Pixels issued and/or transferred to the Company, all right, title, and interest in and to shares of Lani Pixels’s common stock that represent an aggregate of 20% of the issued and outstanding common stock of Lani Pixels on a fully diluted basis. In connection with the share exchange with Lani Pixels, Lani Pixels issued a promissory note in the amount of $500,000 (the “Note”) to the Company. The Note matures on October 31, 2017 and accrues interest at a rate of 3% per annum.

On December 13, 2016, the Company entered into a Share Exchange Agreement (“Pagel Agreement”) with Kim Pagel (“Pagel”), pursuant to which Pagel purchased one million one hundred forty-two thousand eight hundred fifty-seven (1,142,857) shares of Common Stock, at a per share purchase price of $3.50, and an additional cash amount of $500,000, and in exchange therefor, Pagel transferred to the Company, all right, title, and interest in and to shares of Lani Pixels’s common stock that represent an aggregate of 20% of the issued and outstanding common stock of Lani Pixels on a fully diluted basis.

On December 13, 2016, the Company purchased a senior secured debenture (the “Debenture”) from Lani Pixels for the amount of $2,000,000. The Debenture has a coupon for 5% per annum, payable semi-annually and a running fee that entitles the Company to 3% of gross revenues during July 1, 2017 to and including December 31, 2025, paid semi-annually beginning on February 12, 2018 for the preceding semi-annual period from July 1 through December 31. The Debenture matures on February 12, 2026 and has a call option under which the principal amount may be redeemed in whole from February 12, 2018 or on any consecutive coupon date thereafter.

The foregoing description of each of the Lani Pixels Agreement and the Pagel Agreement (collectively, the “Agreements”) does not purport to be complete statements of the terms of the Agreements and is qualified in its entirety by reference to the full text of each of the Agreements, copies of which are being filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively and are incorporated herein by reference.

The Company previously disclosed a strategic transaction with Quant Systems, Inc. (“Quant”) pursuant to a share exchange agreement filed in a Current Report on Form 8-K on September 14, 2016. The transaction with Quant closed on December 13, 2016 with modified terms.

Item 3.02     Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Lani Pixels Agreement and Pagel Agreement and share exchange are incorporated by reference into this Item 3.02.

The shares of Common Stock to be issued pursuant to the Lani Pixels Agreement and the Pagel Agreement, shall be issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder. Each of the Lani Pixels Agreement and the Pagel Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchanges were private transactions by the Company and did not involve any public offering. Additionally, the Company relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act.

Item 8.01     Other Events

 In connection with the above-referenced share exchanges, the Company issued a press release announcing its participation in the share exchanges (the “Press Release”). A complete copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description	Location

10.1	Share Exchange Agreement dated as of December 13, 2016 by and between Ominto, Inc. and Lani Pixels A/S	Filed herewith
10.2	Share Exchange Agreement dated as of December 13, 2016 by and between Ominto, Inc. and Kim Pagel	Filed herewith
99.1	Press Release dated December 13, 2016	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.

Date: December 13, 2016	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer

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